UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14-A
                                 (RULE 14A-101)

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
         |_|   Preliminary Proxy Statement
         |_|   Confidential, for Use of the Commission Only
               (as permitted by Rule 14a-6(e)(2))
         |X|   Definitive Proxy Statement
         |_|   Definitive Additional Materials
         |_|   Soliciting Material Under Rule l4a-l2

                          STANDARD MOTOR PRODUCTS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules l4a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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

                          STANDARD MOTOR PRODUCTS, INC.
                              37-18 NORTHERN BLVD.
                        LONG ISLAND CITY, NEW YORK 11101


                                 APRIL 21, 2009


To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of Standard Motor Products, Inc. to be held at the offices of JPMorgan Chase, One Chase Manhattan Plaza, New York, NY 10081, on Thursday, May 21, 2009 at 2:00 p.m. (Eastern Daylight Time).

         At the Annual Meeting, you will be asked to (a) elect nine directors and (b) ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for our 2009 fiscal year. The Board of Directors recommends that you vote "FOR" each of the above proposals. Please refer to the Proxy Statement for a detailed explanation of each of the proposals.

         The formal notice of the Annual Meeting, the Proxy Statement and the Proxy Card are enclosed. We have also enclosed a copy of our Annual Report to Stockholders, which includes our Form 10-K for our 2008 fiscal year.

         YOUR VOTE IS IMPORTANT! The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and invites you to attend the Annual Meeting in person. It is important, however, that your shares be represented at the Annual Meeting in any event and, for that reason, we ask that whether or not you expect to attend the Annual Meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope. You should be aware that only votes cast "FOR" or "AGAINST" a proposal are used in determining the results of a vote.

         On behalf of the Board of Directors, I would like to thank you for your continued support of the Company. I look forward to seeing you at the Annual Meeting.


                                                 Sincerely,


                                                 /s/ Lawrence I. Sills
                                                 -----------------------
                                                 Lawrence I. Sills
                                                 CHAIRMAN OF THE BOARD AND
                                                 CHIEF EXECUTIVE OFFICER


IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2009--THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.SMPCORP.COM/MAIN/FINANCEINFO.ASPX.

                          STANDARD MOTOR PRODUCTS, INC.
                              37-18 NORTHERN BLVD.
                        LONG ISLAND CITY, NEW YORK 11101

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 2009


TO OUR STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of STANDARD MOTOR PRODUCTS, INC. (the "Company") will be held at the offices of JPMorgan Chase, One Chase Manhattan Plaza, New York, NY 10081, on Thursday, May 21, 2009 at 2:00 p.m. (Eastern Daylight Time). The Annual Meeting will be held for the following purposes:


         1. To elect nine directors of the Company, all of whom shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;


         2. To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009; and


         3. To transact such other business as may properly come before the Annual Meeting.


         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The Board of Directors has fixed the close of business on April 10, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         Whether or not you plan to attend the Annual Meeting, please vote, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and return it in the pre-addressed envelope, to which no postage need be affixed, if mailed within the United States.

                                          By Order of the Board of Directors

                                          /s/ Carmine J. Broccole
                                          ------------------------
                                          Carmine J. Broccole
                                          VICE PRESIDENT GENERAL COUNSEL
                                          AND SECRETARY

Long Island City, New York
April 21, 2009

                          STANDARD MOTOR PRODUCTS, INC.
                              37-18 NORTHERN BLVD.
                        LONG ISLAND CITY, NEW YORK 11101

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 2009


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Standard Motor Products, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on May 21, 2009 or at any adjournment thereof. Proxy material is being mailed on or about April 21, 2009 to the Company's 582 stockholders of record. The total number of shares of Common Stock outstanding and entitled to vote on April 10, 2009 was 18,957,816.

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

INFORMATION AS TO VOTING SECURITIES

         The close of business on April 10, 2009 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of Common Stock have the right to one vote for each share registered in their names on the books of the Company as of the close of business on the record date.

         In order to conduct business at the Annual Meeting, our By-laws require the presence in person or by proxy of stockholders holding a majority of the voting power of the outstanding shares of Common Stock entitled to vote on the matters presented at the Annual Meeting. If a quorum is not present, a vote cannot occur, and our Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Proxy cards received by us but marked "Withheld," abstentions and broker non-votes will be included in the calculation of the number of shares considered in determining whether or not a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

VOTING AND REVOCATION OF PROXIES

         You can vote your shares by completing and returning a proxy card or by voting in person. If you hold your shares in "street name," you should provide your broker or other nominee with voting instructions to ensure that your shares are voted.

         The persons named in the accompanying form of proxy will vote the shares represented thereby, as directed in the proxy, if the proxy appears to be valid on its face and is received on time. With respect to the election of directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees, or (c) withhold their votes as to specific nominees. With respect to Proposal No. 2, stockholders may vote FOR or AGAINST the proposal. Stockholders should specify their choices on the accompanying proxy card. In the absence of specific instructions, proxies so received will be voted: (1) "FOR" the election of the named nominees to the Company's Board of Directors; and (2) "FOR" the ratification of Grant Thornton LLP as the Company's independent registered public accounting firm.

         Proxies are revocable at any time before they are exercised by (a) sending in a later-dated proxy (with the same or other instructions), (b) appearing at the Annual Meeting and voting in person, or (c) notifying Carmine
J. Broccole, Secretary of the Company, that the proxy is revoked via fax at 718-784-3284 or via mail to 37-18 Northern Blvd., Long Island City, NY 11101 or via email at financial@smpcorp.com. If you hold shares through a bank or brokerage firm, you must contact that bank or firm to revoke any prior voting instructions.

VOTES REQUIRED

         Nominees receiving a plurality of the votes cast will be elected as directors. Proposal No. 2 requires the approval of the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Only those votes cast "FOR" or "AGAINST" a proposal are used in determining the results of a vote. An abstention or a broker non-vote shall not constitute a vote cast.

METHOD AND EXPENSE OF PROXY SOLICITATION

         The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone by employees of the Company at nominal cost.

         The Company does not expect to pay compensation for any solicitation of proxies but may pay brokers and other persons holding shares in their names, or in the name of nominees, their expenses for sending proxy material to beneficial owners for the purpose of obtaining their proxies. The Company will bear all expenses in connection with the solicitation of proxies.

                                   PROPOSAL 1


                              ELECTION OF DIRECTORS


         At the Annual Meeting, nine directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless individual stockholders specify otherwise, each executed proxy will be voted "FOR" the election to the Board of Directors of the nine nominees named below, all of whom are currently directors of the Company.

INFORMATION REGARDING NOMINEES

         Each person listed below has consented to be named as a nominee and agreed to serve if elected. If any of those named are not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for substitutes unless the Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee listed below unavailable.


                                                                        DIRECTOR
NAME OF DIRECTOR                  POSITION WITH THE COMPANY      AGE      SINCE
----------------                  -------------------------      ---      -----
Lawrence I. Sills.............    Chairman of the Board
                                     and Chief Executive Officer  69       1986
William H. Turner(1)(2).......    Presiding Independent
                                     Director                     69       1990
Robert M. Gerrity(1)(3).......    Director                        71       1996
Pamela Forbes Lieberman(1)....    Director                        55       2007
Arthur S. Sills...............    Director                        65       1995
Peter J. Sills................    Director                        62       2004
Frederick D. Sturdivant(1)....    Director                        71       2001
Richard S. Ward(1)(4).........    Director                        68       2004
Roger M. Widmann(1)...........    Director                        69       2005

-------------
     (1) Member of the Company's Audit Committee, Compensation and Management Development Committee, and Nominating and Corporate Governance Committee.

     (2)      Chairman of the Audit Committee.

     (3)      Chairman of the Compensation and Management Development Committee.

     (4)      Chairman of the Nominating and Corporate Governance Committee.

         LAWRENCE I. SILLS has served as our Chairman of the Board and Chief Executive Officer since December 2000 and has been a director of the Company since 1986. From 1986 to 2000, Mr. Sills served as our President and Chief Operating Officer. From 1983 to 1986, he served as our Vice President of Operations. Mr. Sills is the brother of Arthur S. Sills and Peter J. Sills, each a director of the Company, and is the father of Eric Sills, our Vice President Engine Management Division.

         WILLIAM H. TURNER has served as our Presiding Independent Director since January 2006 and as a director of the Company since May 1990. He also serves as a director of Ameriprise Financial, Inc., Franklin Electronic Publishers, Inc., Volt Information Sciences, Inc. and New Jersey Resources Corporation. Since June 2008, Mr. Turner has served as Acting Dean of the Business School at Montclair State University and, since 1985, the Chairman of the International College of Beirut. From 2004 to 2008, Mr. Turner was the Dean of the College of Business at Stony Brook University. Mr. Turner served as the Senior Partner of Summus Ltd., a consulting firm, from 2002 to 2004. From 1997 to 2002, he served in various capacities at PNC Bank NJ, including President, Chief Executive Officer and Chairman Northeast Region. He was President and Co-Chief Executive Officer of Franklin Electronic Publishers, Inc. from 1996 to 1997. Prior to that time, he was the Vice-Chairman of Chase Manhattan Bank and its predecessor, Chemical Banking Corporation.

         ROBERT M. GERRITY has served as a director of the Company since July 1996. Mr. Gerrity currently serves as the Chairman of the Industrial Group of Glencoe Capital, a private equity firm, and is a director and principal of Gerrity Partners, a Board consulting business. Mr. Gerrity also serves as a director of Federal Signal Corporation, Rimrock Corporation and Polyair Inter Pack Inc. Formerly, he served as a director of Rubbermaid Corporation, Birmingham Steel Corporation, Harnischfeger Industries, Libralter Engineering Systems and New Holland n.v. Prior to 1995, he served in a variety of manufacturing, engineering and management positions with the Ford Motor Company including Chief Executive Officer of Ford New Holland and Ford of Brazil.

         PAMELA FORBES LIEBERMAN has served as a director of the Company since August 2007. Ms. Forbes Lieberman also serves as a director of A.M. Castle & Co. and VWR International and serves as a member of the advisory board of WHI Capital Partners, a private equity firm. From March 2006 to August 2006, Ms. Forbes Lieberman served as Interim Chief Operating Officer of Entertainment Resource, Inc. Ms. Forbes Lieberman also served as President and Chief Executive Officer and member of the Board of Directors of TruServ Corporation (now known as True Value Company) from November 2001 to November 2004, as TruServ's Chief Operating Officer and Chief Financial Officer from July 2001 to November 2001, and as TruServ's Chief Financial Officer from March 2001 to June 2001. Prior to March 2001, Ms. Forbes Lieberman held Chief Financial Officer positions at ShopTalk Inc., Martin-Brower, and Fel-Pro Inc. Ms. Forbes Lieberman is a Certified Public Accountant.

         ARTHUR S. SILLS has served as a director of the Company since October 1995. Mr. Sills was an educator and administrator in the Massachusetts school districts for thirty years prior to his retirement in 2000. Mr. Sills is the brother of Lawrence I. Sills and Peter J. Sills, and is the uncle of Eric Sills.

         PETER J. SILLS has served as a director of the Company since July 2004 and from December 2000 to May 2004. Mr. Sills is a writer and was an attorney. Mr. Sills is the brother of Arthur S. Sills and Lawrence I. Sills, and is the uncle of Eric Sills.

         FREDERICK D. STURDIVANT has served as a director of the Company since December 2001. Mr. Sturdivant has been an independent consultant and a Visiting Professor at the Warrington College of Business at the University of Florida since 2002. Mr. Sturdivant was Chairman of Reinventures LLC from 2000 to 2002. From 1998 to 2000, he was Executive Managing Director of Navigant Consulting. From 1996 to 1998, he was President of Index Research and Advisory Services, a subsidiary of Computer Sciences Corporation. After completing his Ph.D. at Northwestern University, Mr. Sturdivant held professorships at the University of Southern California, University of Texas at Austin, the Harvard Business School, and an endowed chair at Ohio State University.

         RICHARD S. WARD has served as a director of the Company since July 2004. He is a private investor and legal consultant. From 1969 to 1998, he served in various capacities at ITT Corporation, including Executive Vice President and General Counsel, and served as a member of the ITT Management Committee. In 2000, Mr. Ward served as Chairman of the Large, Complex Case Committee of the American Arbitration Association. Prior to 1998, Mr. Ward served as a director of STC, plc, a British telecommunications company, and ITT Sheraton Corporation.

         ROGER M. WIDMANN has served as a director of the Company since May 2005. Mr. Widmann also serves as a director of GigaBeam Corporation and Cedar Shopping Centers, Inc. He currently serves as the Chairman of Keystone National Group (a private equity fund of funds), a director of the March of Dimes of Greater New York, the Vice Chair of Oxfam America, a senior moderator of the Executive Seminar at The Aspen Institute and the Liberty Fellowship (South Carolina), and a senior mentor of the Henry Crown Fellowship Program. He previously served as Chairman of the Board of Lydall, Inc., a manufacturing company, from 1974 to 2004 and was a principal of Tanner & Co., Inc., an investment banking firm, from 1997 to 2004. Prior to that time, he was the Senior Managing Director of Chemical Securities Inc. (now JPMorgan Chase Corporation).

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                       EACH OF THE NOMINEES LISTED ABOVE.

                                   PROPOSAL 2


                       RATIFICATION OF GRANT THORNTON LLP

         The Audit Committee of our Board of Directors plans to appoint Grant Thornton LLP as the Company's independent registered public accounting firm to audit its consolidated financial statements for the 2009 fiscal year. Although the Company is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so and is asking stockholders to ratify the appointment of Grant Thornton LLP. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

         FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT AND NON-AUDIT FEES

         The following table presents fees for professional services rendered by Grant Thornton LLP, our principal accountants, in the fiscal years ended December 31, 2008 and 2007:

                                                 2008                 2007
                                                 ----                 ----
Audit fees...........................          $2,241,906          $2,125,968
Audit-related fees (1)...............              89,029             139,814
Tax fees (2).........................              75,730              80,571
All other fees.......................                  --                  --
                                               ----------          ----------
     Total...........................          $2,406,665          $2,346,353
                                               ==========          ==========
-----------------

(1) Audit-related fees consisted principally of audits of financial statements of certain employee benefit plans.

(2) Tax fees consist primarily of U.S. and international tax compliance and planning.

         It is the policy of the Audit Committee to pre-approve any audit and non-audit services provided to the Company by its independent auditors. All of the fees paid to the Company's independent auditors described above were for services pre-approved by the Audit Committee.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 15, 2009 by:

     o each person known by the Company to own beneficially more than 5% of the Company's Common Stock;
     o    each director and nominee for director of the Company;
     o our principal executive officer, principal financial officer and each of our other most highly compensated executive officers named in the Summary Compensation Table below; and
     o    all directors and officers as a group.

                                                   AMOUNT AND
                                                    NATURE OF
                                                    BENEFICIAL        PERCENTAGE
NAME AND ADDRESS                                   OWNERSHIP (1)        OF CLASS
----------------                                  --------------      ----------
GAMCO Investors, Inc............................   3,039,109  (2)        15.9%
   One Corporate Center
   Rye, NY
Peter J. Sills..................................   1,654,932  (3)         8.7
Arthur S. Sills.................................   1,620,441  (4)         8.5
Dimensional Fund Advisors Inc...................   1,576,645  (5)         8.3
   1299 Ocean Avenue
   Santa Monica, CA
Lawrence I. Sills...............................   1,074,730  (6)         5.7
John P. Gethin..................................      59,549  (7)          *
James J. Burke..................................      52,765  (8)          *
William H. Turner...............................      39,917  (9)          *
Frederick D. Sturdivant.........................      37,656 (10)          *
Robert M. Gerrity...............................      35,096 (11)          *
Dale Burks......................................      30,936 (12)          *
Richard S. Ward.................................      25,439 (13)          *
Roger M. Widmann................................      23,237 (14)          *
Pamela Forbes Lieberman.........................      12,209               *
Carmine J. Broccole.............................       8,946 (15)          *
Directors and Officers as a group
  (twenty persons)..............................   3,477,127  (16)       18.3%

-----------------

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.


(1) Applicable percentage of ownership is calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) 18,965,816, which is the number shares of Common Stock outstanding as of March 15, 2009, plus that number of additional shares, if any, which may be acquired through the exercise of options or convertible debentures within 60 days of March 15, 2009. Beneficial ownership is calculated based on the requirements of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person, shares of Common Stock subject to options and our convertible debentures held by that person that are currently exercisable or exercisable within 60 days of March 15, 2009 are deemed outstanding. Regarding our convertible debentures, at March 15, 2009 our convertible debentures were convertible into 31.068 shares of Common Stock for each $1,000 of convertible debentures converted and the conversion price for our convertible debentures was equivalent to approximately $32.19 per share. Shares subject to options or our convertible debentures, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, the stockholder named in the table has sole voting power and sole investment power with respect to the shares set forth opposite such stockholder's name. Unless otherwise indicated, the address of each individual listed in the table is c/o Standard Motor Products, Inc., 37-18 Northern Blvd., Long Island City, New York.

         In footnotes 3, 4 and 6, where more than one director of our company is a co-trustee of a trust or co-director of a foundation, and shares voting power and investment power with another director with respect to a certain number of shares, such shares are counted as being beneficially owned by each director who shares such voting power and investment power. However, in computing the aggregate number of shares owned by directors and officers in footnote 16, these same shares are only counted once.


 (2) The information for GAMCO Investors, Inc. and certain of its affiliates ("GAMCO") is based solely on an amendment to its Schedule 13D filed with the SEC on March 24, 2009, wherein GAMCO states that it beneficially owns an aggregate of 3,039,109 shares of our Common Stock. GAMCO states that it has sole voting power for 3,014,109 shares and has sole investment power for 3,039,109 shares.


(3) Includes 1,056,619 shares of Common Stock, of which: (a) 289,687 shares are held as co-trustee with Lawrence I. Sills and Arthur S. Sills, for which Peter J. Sills has shared voting and investment power; and (b) 769,932 shares are held by the Sills Family Foundation, Inc., of which Peter J. Sills is a director and officer and shares voting and investment power with, among others, Arthur S. Sills. In his capacity as a trustee and director of the foundation, Peter J. Sills disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act.


(4) Includes 1,056,619 shares of Common Stock, of which: (a) 289,687 shares are held as co-trustee with Lawrence I. Sills and Peter J. Sills, for which Arthur S. Sills has shared voting and investment power; and (b) 769,932 shares are held by the Sills Family Foundation, Inc., of which Arthur S. Sills is a director and officer and shares voting and investment power with, among others, Peter J. Sills. In his capacity as a trustee and director of the foundation, Arthur S. Sills disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act.


(5) The information for Dimension Fund Advisors Inc. ("Dimension") is based solely on an amendment to its Schedule 13G filed with the SEC on February 9, 2009, wherein Dimension states that it beneficially owns an aggregate of 1,576,645 shares of our Common Stock. Dimension states that it has sole voting and sole investment power for all of such shares.


(6) Includes 345,832 shares of Common Stock, of which: (a) 289,687 shares are held as co-trustee with Arthur S. Sills and Peter J. Sills, for which Lawrence I. Sills has shared voting and investment power; (b) 2,812 shares are owned by Mr. Sills' wife; and (c) 38,333 shares underlie options to purchase Common Stock. In his capacity as a trustee and for shares of stock held by his wife, Lawrence I. Sills disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act.


(7)      Includes options to purchase 30,500 shares of Common Stock.


(8)      Includes options to purchase 23,000 shares of Common Stock.


(9)      Includes options to purchase 13,400 shares of Common Stock.


(10)     Includes options to purchase 7,400 shares of Common Stock.


(11)     Includes options to purchase 13,400 shares of Common Stock.


(12)     Includes options to purchase 18,200 shares of Common Stock.


(13)     Includes options to purchase 2,000 shares of Common Stock.


(14)     Includes options to purchase 2,000 Shares of Common Stock.


(15)     Includes options to purchase 3,000 shares of Common Stock.


(16)     Includes options to purchase 186,533 shares of Common Stock.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations from our directors and executive officers that no other reports were required during the fiscal year ended December 31, 2008, the Company believes that all Section 16(a) filing reports applicable to the Company's directors and officers were timely filed, except that Mr. Roger M. Widmann, a director, did not timely report his acquisition of shares on January 2, 2008. Promptly after the omission was discovered, Mr. Widmann filed the applicable report on January 11, 2008.

                              CORPORATE GOVERNANCE

         The Company's Board of Directors has adopted policies and procedures that the Board believes are in the best interests of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission, and the listing standards of the New York Stock Exchange. In particular:

     o    The Board has adopted Corporate Governance Guidelines;

     o The Board has appointed a Presiding Independent Director, who is independent under the New York Stock o Exchange standards and applicable Securities and Exchange Commission rules;

     o A majority of the Board is independent, and each member of the Audit Committee, Compensation and Management Development Committee, and Nominating and Corporate Governance Committee is independent under the New York Stock Exchange standards and applicable Securities and Exchange Commission rules;

     o The Board has adopted charters for each of the Committees of the Board and the Presiding Independent Director;

     o The Company's Corporate Governance Guidelines provide that the independent directors meet periodically in executive session without management and that the Presiding Independent Director chairs the executive sessions;

     o Interested parties are able to make their concerns known to non-management directors or the Audit Committee by e-mail or by mail (see "Communications to the Board" section below);

     o The Company has a Corporate Code of Ethics that applies to all company employees, officers and directors and a Whistleblower Policy with a hotline available to any employee, supplier, customer, stockholder or other interested third party; and

     o The Company has established stock ownership guidelines that apply to its independent directors and executive officers.

         Certain information relating to corporate governance matters can be viewed at WWW.SMPCORP.COM/MAIN/CORPORATEGOVERNANCE.ASPX. Copies of the Company's
(1) Corporate Governance Guidelines, (2) charters for the Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee, and the Presiding Independent Director, and (3) Corporate Code of Ethics and Whistleblower Policy are available on the Company's website. Copies will also be provided to any stockholder free of charge upon written request to Carmine J. Broccole, Secretary of the Company, at 37-18 Northern Blvd., Long Island City, NY 11101 or via email at financial@smpcorp.com.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         In 2008, the total number of meetings of the Board of Directors, including regularly scheduled and special meetings, was seven. All of our directors attended at least 75% of the meetings of the Board and the Committees during the period for which he or she was a director in 2008.

         The Company requires all Board members to attend its Annual Meeting of Stockholders. All Directors, other than Roger M. Widmann, were present at the 2008 Annual Meeting of Stockholders held on May 15, 2008.

         The Board currently has three committees: an Audit Committee, Compensation and Management Development Committee, and a Nominating and Corporate Governance Committee. The members of each Committee consist of all of our independent directors: William H. Turner (Chairman of the Audit Committee and Presiding Independent Director); Robert M. Gerrity (Chairman of the Compensation and Management Development Committee); Pamela Forbes Lieberman; Frederick D. Sturdivant; Richard S. Ward (Chairman of the Nominating and Corporate Governance Committee); and Roger M. Widmann.

AUDIT COMMITTEE

         The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company, reviews with the independent auditors the scope and results of the Company's audits, pre-approves the professional services furnished by them to the Company, and reviews their management letter with comments on the Company's internal accounting controls. The Audit Committee held five meetings in 2008.

         The Board of Directors has determined that each committee member is financially literate and independent. In addition, the Board has determined that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise. The Board has also determined that William H. Turner (the Audit Committee's Chairman), Robert M. Gerrity and Pamela Forbes Lieberman meet the Securities and Exchange Commission criteria of an "audit committee financial expert."

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

         The Compensation and Management Development Committee's function is to approve the compensation packages of the Company's officers, to administer the Company's equity incentive plans, to review the Company's overall compensation policies, to review the performance, training and development of Company management in achieving corporate goals and objectives, and to oversee the Company's management succession planning. The Compensation and Management Development Committee held two meetings in 2008.

         The Compensation and Management Development Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages. The Committee may, at its discretion, solicit the input of our executive officers (including our Chief Executive Officer) or any independent consultant or advisor in satisfying its responsibilities.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         The Nominating and Corporate Governance Committee's function is to assist the Board of Directors in discharging and performing the duties and responsibilities of the Board with respect to corporate governance, including:

     o The identification and recommendation to the Board of individuals qualified to become or continue as directors;

     o The continuous improvement in corporate governance policies and practices;

     o The annual self-assessment of the performance of the Board and each Committee of the Board;

     o    The recommendation of members for each committee of the Board; and

     o    The compensation arrangements for members of the Board.

         The Nominating and Corporate Governance Committee held four meetings in 2008. The Nominating and Corporate Governance Committee has the exclusive authority and responsibility to determine all aspects of director compensation. The Committee may solicit, in its discretion, the input of an independent consultant or advisor in satisfying its responsibilities.

         Qualifications for consideration as a director nominee vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making nominations, the Nominating and Corporate Governance Committee seeks candidates who possess (1) the highest level of integrity and ethical character, (2) a strong personal and professional reputation, (3) sound judgment, (4) financial literacy, (5) independence, (6) significant experience and proven superior performance in professional endeavors, (7) an appreciation for board and team performance, (8) the commitment to devote the time necessary for Board activities, (9) skills in areas that will benefit the Board, and (10) the ability to make a long-term commitment to serve on the Board.

         In recommending candidates for election to the Board, the Nominating and Corporate Governance Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Committee would recommend the candidate for consideration by the full Board. The Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

           Stockholders may propose director candidates for consideration by the Nominating and Corporate Governance Committee. In order for stockholder candidates to be considered, written notice of such stockholder recommendation
(a) must be provided to the Secretary of the Company not less than 45 days nor more than 75 days prior to the first anniversary of the record date for the preceding year's annual meeting, and (b) must contain the name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate's willingness to serve, if elected, and evidence of the nominating person's ownership of Company stock. Both stockholder proposed candidates and other candidates identified and evaluated by the Nominating and Corporate Governance Committee must comply with the procedures, and meet the qualification of directors, as outlined in the Charter of the Committee and the By-laws of the Company. To recommend a prospective nominee for the Nominating and Corporate Governance Committee's consideration, a stockholder must submit the candidate's name and qualifications to Carmine J. Broccole, Secretary of the Company, at 37-18 Northern Blvd., Long Island City, NY 11101.

PRESIDING INDEPENDENT DIRECTOR

         The Presiding Independent Director of the Company is William H. Turner, who also serves as the Chairman of our Audit Committee. The Presiding Independent Director is elected every year, but a director may serve for one or more terms at the discretion of the Nominating and Corporate Governance Committee. The role of the Presiding Independent Director is to aid and assist the Chairman and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board and the Company.

COMMUNICATIONS TO THE BOARD

         Stockholders and other interested parties may communicate with the Board of Directors or individual directors pursuant to the procedures established by the Nominating and Corporate Governance Committee from time to time. The Nominating and Corporate Governance Committee shall review such correspondence that first is delivered to the attention of the Secretary of the Company at 37-18 Northern Blvd., Long Island City, NY 11101, which correspondence the Secretary will forward to the Committee. The Nominating and Corporate Governance Committee shall have the discretion to distribute only such correspondence to the Board or individual members of the Board that the Committee determines in good faith has a valid business purpose or is otherwise appropriate for the Board or individual member thereof to receive.

CORPORATE CODE OF ETHICS

         The Board of Directors of the Company has adopted a Corporate Code of Ethics to (1) promote honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest, (2) promote full, fair, accurate, timely and understandable disclosure, (3) promote compliance with applicable laws and governmental rules and regulations, (4) ensure the protection of the Company's legitimate business interests, including business opportunities, assets and confidential information, and (5) deter wrongdoing. Our Corporate Code of Ethics is available at WWW.SMPCORP.COM/MAIN/CORPORATEGOVERNANCE.ASPX.

DIRECTOR INDEPENDENCE

         The Board of Directors has affirmatively determined that each member of the Board and Committees of the Board, other than Lawrence I. Sills, Arthur S. Sills and Peter J. Sills, is independent under the criteria established by the New York Stock Exchange and the Securities and Exchange Commission for independent board members. In that regard, the Board considered whether any director has, and generally has not had in the most recent three years, any material relationships with the Company, including any affiliation with our independent auditors.

DIRECTOR COMPENSATION

         The following table sets forth the compensation paid by the Company to our non-employee directors in 2008.


                                  FEES EARNED OR     STOCK           ALL OTHER
NAME                              PAID IN CASH (1)   AWARDS (2)    COMPENSATION(3)     TOTAL
----                              ------------      --------       ------------        -----

William H. Turner...............    $ 94,583          $ 82,523        $   -        $ 177,106
Robert M. Gerrity...............      75,000            79,606       12,000          166,606
Pamela Forbes Lieberman.........      72,083            77,523       12,000          161,606
Frederick D. Sturdivant.........      72,083            77,523       12,000          161,606
Richard S. Ward.................      67,083            87,523            -          154,606
Roger M. Widmann................      67,583            77,523            -          145,106
Peter J. Sills..................      11,500                 -       12,000           23,500
Arthur S. Sills.................      10,000                 -       12,000           22,000

----------------

     (1) Includes (a) the cash portion of the annual retainer paid to independent directors, (b) the annual retainer paid to each Chairman of our Committees of the Board and to our Presiding Independent Director, and (c) fees for director attendance at Board and Committee meetings.

     (2) Represents the value in accordance with SFAS 123(R) of (a) the Company Common Stock received by our independent directors as part of their annual retainer, (b) any portion of the annual cash retainer which an independent director chose to take in Company Common Stock, and (c) shares of restricted stock granted to each independent director.

              The number of outstanding stock awards and option awards held by each independent director at December 31, 2008 are set forth below:

                                              OUTSTANDING          OUTSTANDING
             NAME                             STOCK AWARDS        OPTION AWARDS
             ----                             ------------        -------------

             William H. Turner..............        3,000              13,400
             Robert M. Gerrity..............        3,000              13,400
             Pamela Forbes Lieberman........        2,000                   -
             Frederick D. Sturdivant........        3,000               7,400
             Richard S. Ward................        3,000               2,000
             Roger M. Widmann...............        3,000               2,000

      (3) Represents the value of medical benefits provided to these directors.

         For 2008, the annual cash retainer paid to each independent director was $42,083 (inclusive of a one-time pro rata increase in director compensation in January 2008), of which any portion can be taken in Company Common Stock at the discretion of each director; in 2008 Mr. Ward, Mr. Turner and Mr. Gerrity elected to receive $10,000, $5,000 and $2,083, respectively, of such retainer in Company Common Stock. In addition, in 2008 each independent director received an automatic restricted stock award of 1,000 shares and an additional award of

Common Stock valued at $69,583 (inclusive of a one-time pro rata increase in director compensation in January 2008), based on the fair market value of the Company's Common Stock as of the date of issuance. For 2009, the annual cash retainer for each independent director shall decrease to $38,000, and the additional award of Common Stock shall be valued at $55,000. Independent director restricted stock grants vest one year after the grant date, so long as the director remains continuously in office. Independent directors are also eligible to receive other types of awards under the 2006 Omnibus Incentive Plan, but such awards are discretionary. In the event of a merger or asset sale, vesting of all of the shares of restricted stock will accelerate, and such shares will become fully vested. In March 2009, the Nominating and Corporate Governance Committee agreed to decrease the annual cash retainer portion of the independent director's compensation by five percent.

         In 2008, William H. Turner received an additional annual retainer of $20,000 and $7,500 for his services as our Presiding Independent Director and Chairman of the Audit Committee, respectively. Robert M. Gerrity, Chairman of our Compensation and Management Development Committee, and Richard S. Ward, Chairman of our Nominating and Corporate Governance Committee, each received an additional annual retainer of $5,000 for their services as Chairman of such Committees. In 2008, non-employee directors also received $1,500 for each Board and Committee meeting they attended and were reimbursed for meeting expenses. In addition, Robert M. Gerrity, Pamela Forbes Lieberman, Arthur S. Sills, Peter J. Sills and Frederick D. Sturdivant are covered under the Company's medical plan. Lawrence I. Sills, being an officer of the Company, received no payment for the fulfillment of his directorial responsibilities; please refer to the Summary Compensation Table for disclosure regarding Mr. Sills' compensation.

POLICY ON POISON PILLS

         The Company does not have a poison pill and is not presently considering the adoption of such a device. If the Company were ever to adopt a stockholder rights agreement, the Company would seek prior stockholder approval, unless due to time constraints or other reasons, the Board, in the exercise of its fiduciary responsibilities, determines that it would be in the best interests of stockholders to adopt a stockholder rights agreement before obtaining stockholder approval. If the Company's Board were ever to adopt a stockholder rights agreement without prior stockholder approval, the Board would submit such agreement to stockholders for ratification within one year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         All members of the Board's Compensation and Management Development Committee during 2008 were independent directors, and none of them were employees or former employees of the Company. During 2008, no executive officer of the Company served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on the Company's Compensation and Management Development Committee or Board of Directors.

                             MANAGEMENT INFORMATION

         Our officers, and their ages and positions, are:

NAME                            AGE                    POSITION
----                            ---                    --------
Lawrence I. Sills(1).........    69      Chairman of the Board and
                                          Chief Executive Officer
John P. Gethin(1)............    60     President and Chief Operating Officer
James J. Burke(1)............    53     Vice President Finance and
                                          Chief Financial Officer
Carmine J. Broccole..........    43     Vice President General Counsel
                                          and Secretary
Dale Burks...................    49     Vice President Temperature
                                          Control Division
Michael J. Fitzgerald........    54     Vice President Marketing
Robert Kimbro................    54     Vice President Distribution Sales
Ray Nicholas.................    45     Vice President Information Technology
Eric Sills...................    40     Vice President Engine Management
                                          Division
Thomas S. Tesoro.............    54     Vice President Human Resources
William J. Fazio.............    54     Chief Accounting Officer
Robert H. Martin.............    62     Treasurer and Assistant Secretary

---------------

         (1) Member of the Office of Chief Executive.

         LAWRENCE I. SILLS has served as our Chief Executive Officer and Chairman of the Board since 2000 and has been a director of the Company since 1986. From 1986 to December 2000, Mr. Sills served as our President and Chief Operating Officer. From 1983 to 1986, he served as our Vice President of Operations. Mr. Sills is the brother of Arthur S. Sills and Peter J. Sills, each of whom are directors of the Company, and is the father of Eric Sills, our Vice President Engine Management Division.

         JOHN P. GETHIN has served as our President and Chief Operating Officer since December 2000. From 1997 to 2000, Mr. Gethin served as our Senior Vice President of Operations. From 1998 to 2003, he served as the General Manager of our Temperature Control Division. From 1995 to 1997, Mr. Gethin was our Vice President and General Manager of EIS Brake Parts Division (a former business unit of ours).

         JAMES J. BURKE has served as our Vice President Finance and Chief Financial Officer since 1999. From 1998 to 1999, Mr. Burke served as our Director of Finance, Chief Accounting Officer. From 1993 to 1997, he served as our Corporate Controller.

         CARMINE J. BROCCOLE has served as our Vice President General Counsel and Secretary since January 2006 and was our General Counsel from August 2004 to January 2006. Prior to such time, Mr. Broccole was a Partner of Kelley Drye & Warren LLP.

         DALE BURKS has served as our Vice President Temperature Control Division since September 2006. From July 2003 to September 2006, Mr. Burks served as our General Manager - Temperature Control Division. From 1984 to 2003, he served in various capacities in our company including Director-Sales & Marketing, Regional Manager and Territory Manager.

         MICHAEL J. FITZGERALD has served as our Vice President Marketing since May 2007. From July 2003 to May 2007, Mr. Fitzgerald served in a variety of sales and marketing capacities in our company, including Director of Sales and Marketing-NAPA. Prior to 2003, he worked for Echlin/Dana (acquired by our company in 2003) as a Territory Salesman, Zone Manager, Retail Marketing Manager and Vice President of Marketing.

         ROBERT KIMBRO has served as our Vice President Distribution Sales since September 2006. Since 1984, Mr. Kimbo served in a variety of sales capacities in our company, most recently as Regional Sales Manager for the East Region beginning in 1997.

         RAY NICHOLAS has served as our Vice President Information Technology since September 2006. From 1990 to September 2006, Mr. Nicholas served as the Manager and Director of Information Systems for our Temperature Control Division.

         ERIC SILLS has served as our Vice President Engine Management Division since September 2006. From 1991 to September 2006, Mr. Sills served in various capacities in our company, most recently as General Manager, LIC Operations, Director of Product Management, and Plant Manager, Oxygen Sensor Business Unit. He is the son of Lawrence I. Sills and the nephew of Arthur S. Sills and Peter
J. Sills.

         THOMAS S. TESORO has served as our Vice President Human Resources since September 2006 after joining our company in July 2006. From 1999 to July 2006, Mr. Tesoro served as Senior Vice President of Human Resources for Vertrue Inc. Prior to such time, he served in a variety of senior human resources related positions for a number of Fortune 500 companies.

         WILLIAM J. FAZIO has served as our Chief Accounting Officer since March 2008. From September 2007 to March 2008, Mr. Fazio served as our Director, Corporate Accounting. From April 2001 to September 2007, he served as the Corporate Controller and Chief Accounting Officer of Hexcel Corporation. Prior to that time, Mr. Fazio served as Vice President, Controller of Kodak Polychrome Graphics. Mr. Fazio is a Certified Public Accountant.

         ROBERT H. MARTIN has served as our Treasurer and Assistant Secretary since 1999. From 1993 to 1999, Mr. Martin served as the Controller of our Engine Management Division. From 1989 to 1993, he was the Division Controller of one of our subsidiaries.

OFFICE OF CHIEF EXECUTIVE

         The Company has established the Office of the Chief Executive to strengthen the executive management structure of the Company. The Office of Chief Executive is primarily responsible for the development of policy, strategy and quality assurance, and the provision of leadership. Its functions also include (a) supporting and providing timely and quality advice to the Chief Executive Officer; (b) promoting the policies of the Company; and (c) improving communications between management, customers, the Board of Directors and stockholders. The Office of Chief Executive is comprised of (1) Lawrence I. Sills, our Chairman and Chief Executive Officer, (2) John P. Gethin, our President and Chief Operating Officer, and (3) James J. Burke, our Vice President Finance and Chief Financial Officer.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

         Our Compensation and Management Development Committee of the Board of Directors is responsible for:

     o reviewing the overall goals, policies, objectives and structure of our executive compensation and benefit programs;

     o approving the compensation packages of the Company's executive officers; and

     o    administering our equity incentive plans.

         The Compensation Committee is comprised exclusively of independent directors. In performing its duties, the Compensation Committee may, in its discretion, solicit the input of any of our executive officers (including our Chief Executive Officer), any of our other employees, and any other independent consultant or advisor.


PRIMARY OBJECTIVES OF COMPENSATION

         Our executive compensation program is designed to:

     o attract, motivate and retain exceptional talent whose abilities are critical to the Company's long-term success;

     o maintain a portion of the executive's total compensation at risk, tied to achievement of annual and long-term financial, organizational and management performance goals; and

     o provide variable compensation incentives directly linked to the performance of the Company and improvement in stockholder return so that executives manage from the perspective of owners with an equity stake in the Company.

PRINCIPAL ELEMENTS OF COMPENSATION

         The principal elements of our executive compensation program are (a) base salary, (b) annual cash incentives, (c) long-term equity incentives, and
(d) perquisites and other benefits.

         Our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer generally participate in the same executive compensation plans and arrangements available to the other executive officers; however, their target performance bonuses are based solely upon achieving the Company's short term and long term strategic goals.

         While the elements of compensation are considered separately, the Compensation Committee also considers the complete compensation package of an individual executive to ensure that it will be effective in motivating and incentivizing the executive. We determine the appropriate levels of our total compensation, and each compensation element, based on several factors, such as our overall performance, each executive's individual performance, and the desire to maintain internal pay equity and consistency among our executives.

COMPENSATION PROCESS

         ROLE OF MANAGEMENT. Following the end of each fiscal year, our Chief Executive Officer evaluates each executive officer's performance for the prior fiscal year (other than his own performance) and discusses the results of such evaluations with the Compensation Committee. The Chief Operating Officer also assists in the evaluations for those officers reporting to him. The Chief Executive Officer's evaluation of each executive officer's performance may be based upon subjective factors including an officer's individual business goals and objectives, and the contributions made by the executive officer to our overall results and achieving our strategic goals. These evaluations include an assessment of the level of responsibility of each executive officer and the percentage of total Company revenue and/or expense that each individual officer is responsible for, where applicable. The Chief Executive Officer then makes specific recommendations to the Compensation Committee for adjustments of base salary and target bonus as part of the compensation packages for each executive officer (other than himself) for the next fiscal year.

         The Compensation Committee reviews the performance of the Chief Executive Officer and determines the compensation for all executive officers, considering the recommendations from the Chief Executive Officer. The Compensation Committee discusses the recommendations of the Chief Executive Officer in executive session without any members of management present and, as applicable, modifies the recommendations when approving final compensation packages.

         Management also periodically provides recommendations to the Compensation Committee regarding all benefit plan design and strategies, including recommendations on the design and implementation of our bonus plans, financial goals and criteria, and our equity incentive plans.

         COMPENSATION CONSULTANTS; BENCHMARKING. We do not retain compensation consultants to review our policies and procedures with respect to executive compensation. The Compensation Committee may use market data for context and a frame of reference for decision making, but it is not the sole source of information on which executive compensation is determined. In establishing total compensation for our executives, we target the median of the market, which we determine to be equivalent to the domestic market for executive talent within US industrial companies with gross revenues in the range of $500 million to $1 billion. Our Human Resources department conducts annual informal benchmark reviews within the above-referenced market of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers, and provides such information to the Compensation Committee. This review is based in part on publicly available resources and surveys and other databases to which we subscribe, such as those from Mercer and Watson Wyatt.

         TALLY SHEETS. When reviewing annual executive compensation, the Compensation Committee has historically reviewed management-provided materials, which highlight the base salary, target bonus, actual bonus, equity compensation and fringe benefits paid to each of our executive officers for prior fiscal years. The Compensation Committee uses this information to review compensation trends, to compare increases or decreases year over year, and to ensure that compensation decisions are made with a view of the total compensation package awarded to each executive officer. No specific weight is assigned by the Compensation Committee to the tally sheets.

ELEMENTS OF COMPENSATION AND HOW EACH ELEMENT IS CHOSEN

         BASE SALARY. Base salaries for our executive officers are determined by evaluating the responsibilities of the position, the experience of the individual, and the competitive marketplace. We believe that our base salaries are an important element of our executive compensation program because they provide our executives with a steady income stream that is not contingent upon our overall performance. We believe that maintaining base salary amounts at or near the industry median minimizes competitive disadvantage, while avoiding paying amounts in excess of what we believe to be necessary to motivate executives to meet corporate goals.

         Base salaries for executive officers are reviewed typically in January of each year, at the time of a promotion, upon a change in level of responsibilities, or when competitive circumstances may require review. Any increase or decrease in base salary is dependent upon the Company's performance and individual performance.

         When setting compensation for 2008, the Compensation Committee discussed the recommendations of the Chief Executive Officer, the financial results of the Company for the prior year, and the ability of individual officers to impact performance during 2009. For 2008, executives received increases in their base salaries. However, for 2009 based on the Company's performance in 2008 and overall market conditions, the Compensation Committee established a salary freeze so that an executive's 2008 and 2009 base salary would remain the same. In addition, the Compensation Committee determined that our Chief Executive Officer's 2009 base salary should be reduced by five (5%) percent.

         ANNUAL BONUS. We utilize annual incentive cash bonuses to reward each of our executive officers when (1) the executive officer achieves certain individual performance objectives (or MBO goals) and (2) when we achieve certain company-level financial objectives under our Economic Value Added (EVA) program. Our annual cash bonuses are designed to more immediately reward our executives for their performance during the most recent year. We believe that the immediacy of these cash bonuses, in contrast to our equity grants, which vest over a period of time, provides a significant incentive to our executives towards achieving their respective individual objectives and thus our company-level objectives. We believe our cash bonuses are an important motivating factor for our executives, in addition to being a significant factor in attracting and retaining our executives.

         Near the beginning of each year, annual target cash bonuses are determined as a percentage of each executive officer's total cash compensation for the fiscal year. The target bonuses are set at levels that, upon achievement of 100% of the target amount, are likely to result in bonus payments that the Compensation Committee believes to be at or near the median for target bonus amounts in the market; however, actual bonuses may be higher or lower based upon achievement of MBO and EVA goals. The Compensation Committee reviews and approves a detailed set of individual MBO goals (which are generally quantifiable performance objectives and aligned with the Company's strategic goals) initially prepared by management. Individual MBO goals, for example, might include developing strategic opportunities, developing our executive team, or improving operating efficiency and cost position. At the beginning of the following year, the Compensation Committee determines the level of achievement for each MBO goal of each executive and, together with the company-level financial achievements based on our EVA program, final bonuses are determined.

         With respect to company-level financial objectives, the Company utilizes an EVA-based bonus program to more closely align executive compensation to continuous improvements in corporate performance and increases in stockholder value. EVA recognizes the productive use of capital assets and therefore wise, responsible decision-making regarding capital investments. EVA is a measure that is equal to net operating profit after tax, less a charge for the cost of capital. Bonuses tied to EVA are such that increasing EVA year over year will be favorable for the Company's stockholders as well as for those whose compensation is based on EVA. In January 2009, we modified our EVA bonus program to cap the maximum amount a participant may receive in any given year to 200% of an executive's target EVA bonus.

         Under the EVA bonus program, the 2008 bonuses of our named executive officers are based on a range of 65% or greater on year-over-year improvement in Company EVA and the remaining 35% or less on MBO goals approved by the Compensation Committee. Our other executive officers may have a different proportion between EVA and MBO goals based on their positions and responsibilities. Earned MBO bonuses are paid out in full each year, typically in mid-March; however, 2008 bonuses will be paid in the fourth quarter of 2009. Due to the Company's performance in 2008, no executive officer received an EVA bonus and, accordingly, the overall bonus payments is significantly lower than bonuses earned in 2007.

         LONG-TERM EQUITY INCENTIVE PROGRAMS. As part of the Company's compensation program, the Compensation Committee grants equity stock to the Company's executive officers and other key employees. We believe that equity grants provide our executive officers with a strong link to our long-term performance goals, create an ownership culture, and closely align the interests of our executive officers and our stockholders. In addition, the vesting feature of our equity grants should aid officer retention because this feature provides an incentive to our executive officers to remain in our employ during the vesting period. In determining the size of equity grants to our executive officers, the Compensation Committee considers our company-level performance, the applicable executive officer's performance, the amount of equity previously awarded to the applicable executive officer, the vesting of such awards, and the recommendations of management and any other advisor that the Compensation Committee may choose to consult.

         STOCK OPTION PLANS. Prior to 2006, the primary form of equity compensation that we awarded to our executive officers consisted of incentive stock options under our 1994 Omnibus Stock Option Plan and 2004 Omnibus Stock Plan. We granted stock options to our executive officers once per year or every other year at regularly scheduled meetings of the Board. However, after the adoption of our 2006 Omnibus Incentive Plan (discussed below), our board of directors has determined not to grant any additional stock options under these stock option plans.

         Historically, stock options for our executive officers were granted in installments, such that the exercise price of the initial installment was equal to the fair market value of our Common Stock on the date of grant and the exercise price of the remaining one to three installments were either (a) one dollar above the prior installment or (b) equal to 110% of the fair market value of our Common Stock on the date of grant. Stock options had vesting periods of two to four years. We spread the vesting of our options over a period of time to compensate our executives for their contribution over a period of time and as a retention tool. In addition, we increased the exercise price of the stock options after the initial installment to further align the interests of our executive officers and our stockholders.

         2006 OMNIBUS INCENTIVE PLAN. Beginning in 2006, the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123(R), making the accounting treatment of stock options less attractive. As a result, we assessed the desirability of granting restricted stock awards and performance share awards to our executive officers and other key employees and concluded that such awards would provide an equally motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution. Because shares of restricted stock have a defined value at the time the restricted stock grants are issued, restricted stock grants are often perceived as having more immediate value than stock options, which have a less calculable value when granted. In addition, we provide performance shares to our executive officers because we believe that their contributions to the Company have a direct relationship to the achievement of the Company's strategic goals.

         We grant our executive officers restricted stock and performance shares once per year at a regularly scheduled meeting of the Board. The Incentive Plan also permits the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock units, and other stock-based awards to our officers, directors, employees and consultants. However, we currently only intend to grant restricted stock and performance shares under the Incentive Plan. Each restricted stock award issued under the Incentive Plan is subject to a three year vesting schedule. If an executive officer ceases to remain employed with the Company before the end of the vesting period, such person shall forfeit the entire restricted stock award. Restricted stock awards may become immediately vested in full in cases of death, retirement at or after age 65, total disability (as determined by the Compensation Committee in its sole discretion), or upon a "change in control" of the Company.

         We also award our executive officers performance shares in amounts initially comparable to the number of shares of restricted stock issued to such executives, although the actual number of performance shares awarded may be higher or lower depending upon the level of the performance goal achieved. In order for the performance shares to be earned, the Company must achieve a certain level of earnings before taxes at the end of a three-year performance period covered by the awards. The level of earnings before taxes is tied to financial goals contained in the Company's three year strategic plan, which is updated annually. The performance share awards are also subject to a three-year vesting period. To the extent that an officer ceases to be an employee of the Company before the end of the vesting period, the entire performance share award shall be forfeited. The performance goals are scaled so that the recipient can receive part of an award in the event that acceptable, but not the desired, results are achieved. In connection with the performance shares granted to executive officers in May 2006, no performance shares will be issued as the Company did not achieve its financial goals at the end of the three-year performance period.

         It is our policy to ensure that we do not award equity grants in connection with the release, or the withholding, of material non-public information, and that the grant value of all equity awards is equal to the fair market value on the date of grant.

         SPECIAL INCENTIVE PLAN. In order to incentivize our executive officers to achieve the goals set forth in the Company's three year strategic plan, in January 2008 the Compensation Committee adopted the Standard Motor Products, Inc. Special Incentive Plan. The Incentive Plan is designed to reward eligible employees, including our named executive officers, for the achievement of pre-determined sales and earnings per share targets as set forth in the Company's three-year strategic plan. If the Company achieves the financial targets determined as of the end of December 31, 2010, an eligible employee shall receive a one-time incentive bonus of up to 30% of base pay and bonus at par. Incentive bonuses, if any, would be payable on March 15, 2011, and eligible employees must remain active employees on such date to receive any incentive bonus.

STOCK OWNERSHIP GUIDELINES

         To directly align the interests of executive officers with the interests of our stockholders, we established stock ownership guidelines for our executive officers. Our stock ownership guidelines provide that executive officers are expected to own and hold a number of shares of Company Common Stock with a value that represents either (a) 50 percent of their base salary, with respect to the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, or (b) 30 percent of their base salary, with respect to each of the other executive officers of the Company. Stock ownership levels should be achieved by each executive officer within a period of time as determined at the discretion of the Compensation Committee. We do not allow our executive officers to hedge the economic risk of their stock ownership.

         Our stock ownership guidelines also include a mandatory stock holding period policy which requires our executive officers to hold for a period of six months any stock acquired by them upon the exercise of stock options or lapse of restrictions on restricted stock or performance shares, net of the funds necessary to pay the exercise price of stock options or for payment of applicable taxes.

TERMINATION-BASED COMPENSATION

         We do not have individual change in control or severance arrangements with our executive officers, other than John P. Gethin, our President and Chief Operating Officer, and James J. Burke, our Vice President Finance and Chief Financial Officer. As discussed in more detail in the "Severance and Change of Control Arrangements" section below, Messrs. Gethin and Burke are entitled to certain benefits upon the termination of their respective employment pursuant to Severance Compensation Agreements, Retention Bonus and Insurance Agreements and the Supplemental SERP. These benefits include severance and retention payments, continued health and life insurance coverage for a limited period of time, and additional service credit under the Company's Supplemental Compensation Plan.

         The Compensation Committee initially adopted, and has maintained, these agreements with Messrs. Gethin and Burke because the Compensation Committee believes that such arrangements protect the interests of these senior executives when a potential change of control could affect their job security. In addition, since the agreements mitigate any concern these executive officers may have in connection with a termination of their employment by us, or the loss of employment as a result of a change in our control, they promote the interests of stockholders by assuring that management focuses on evaluating opportunities that are in our best interests, without concentrating on individual personal interests. These agreements also help ensure that these executive officers stay committed to furthering our interests, even if we were to consider a transaction that resulted in a change of our control.

         In addition, as discussed in more detail in the "Severance and Change of Control Arrangements" section below, each of our executive officers are eligible to receive termination-related benefits under the Company's Supplemental Unemployment Benefit Plan (which is available to all eligible employees) and Supplemental Executive Retirement Plan. As stated previously, our 2006 Omnibus Incentive Plan contains provisions that would accelerate the vesting of restricted stock upon certain events, including a change of control of the Company. We believe these severance and change of control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         The Compensation Committee has considered the potential impact of
Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers, unless compensation is performance-based. In general, it is the Compensation Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws. In approving the amount and form of compensation for the Company's executive officers, the Compensation Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

RETIREMENT PLANS

         SERP. The Company has established a Supplemental Executive Retirement Plan for our executive officers and other eligible employees. The purpose of this plan is to enable the Company to supplement the benefits under the Company's 401(K) Capital Accumulation Plan/Profit Sharing Plan as well as to provide a means whereby certain amounts payable by the Company to our executive officers may be deferred to some future period. Eligible employees may irrevocably elect to defer receipt of (a) all or a portion of their bonuses for the year and (b) their base compensation which would otherwise be payable for the applicable plan year up to a maximum of 50%. In addition, the Company generally makes an annual cash contribution into the SERP on behalf of each participant.

         SUPPLEMENTAL SERP. As mentioned above, the Company maintains an unfunded supplemental SERP for John P. Gethin and James J. Burke. The supplemental SERP provides that, upon attainment of a participant's normal retirement age (i.e., 60 years of age), the participant shall be entitled to 50% of such participant's highest average annual base salary plus bonus in three of the last five years of service. If a participant terminates his employment voluntarily prior to age 60 or is terminated for cause, such participant will forfeit his benefits under the supplemental SERP. The benefits under this plan are in addition to benefits payable to participants under the Company's 401(K) Capital Accumulation Plan/Profit Sharing Plan and SERP. In July 2008, Mr. Gethin received payment of approximately $5 million representing his full payment under the Supplemental SERP and is no longer eligible for future payments. See the Pension Benefits section for discussion of Mr. Gethin's Supplemental SERP payment.

         ESOP. Our executive officers are eligible to receive Company Common Stock pursuant to our Employee Stock Ownership Plan, which is available for all eligible employees. This stock grant plan gives our executives an opportunity to share directly in the growth of the Company through stock ownership. The Company's stock contributions for a particular calendar year are made in the first quarter of such year. Typically, the Company makes a contribution to the ESOP in a sufficient amount to permit an allocation of the number of shares necessary (exclusive of forfeitures) up to the market value of 2% of the gross annual cash compensation of all eligible participants. Under the plan, each participant must comply with a six year vesting schedule.

         RETIREE MEDICAL BENEFITS. The Company has a retiree medical benefit plan for eligible employees. Lawrence I. Sills, James J. Burke and Dale Burks are currently eligible to receive benefits under this plan. The plan provides medical coverage (which is secondary to Medicare) to such executive officers beginning at the age of 65 and remains in effect as long as such executive officers continue to make the same contributions as made by active employees. In 2005, the Company changed the plan such that no employee hired after January 1, 1995 would be eligible under the plan. Accordingly, none of our other executive officers is eligible to receive any benefits under this plan. In addition, effective in January 2009, the Company discontinued its retiree medical benefit plan and replaced it with a company-funded health reimbursement account for eligible retirees, which include the above-referenced executive officers.

PERQUISITES AND OTHER BENEFITS

         We provide our executive officers certain perquisites and other benefits. We provide these benefits to provide an additional incentive for our executives and to remain competitive in the general marketplace for executive talent. The primary perquisite for our executive officers is allowances for leasing an automobile. In addition, we maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, accidental death and dismemberment insurance, dental insurance, 401(K) Capital Accumulation Plan/Profit Sharing plan and an employee stock purchase plan.


                           REPORT OF THE COMPENSATION
                      AND MANAGEMENT DEVELOPMENT COMMITTEE

         The Compensation and Management Development Committee of the Board of Directors has reviewed and discussed the Company's Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in this Proxy Statement.

         COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

         Robert M. Gerrity, Chairman        Pamela Forbes Lieberman
         Frederick D. Sturdivant            William H. Turner
         Richard S. Ward                    Roger M. Widmann

EXECUTIVE COMPENSATION

         The following table sets forth the annual compensation paid by the Company during fiscal 2008, 2007 and 2006 to our principal executive officer, our principal financial officer and our other most highly compensated executive officers as defined in the regulations of the Securities and Exchange Commission (the "Named Executive Officers").


                                            SUMMARY COMPENSATION TABLE


                                                                         CHANGE
                                                                       IN PENSION
                                                                       VALUE AND
NAME                                                                  NONQUALIFIED
AND                                                                     DEFERRED                     ALL
PRINCIPAL                                                                STOCK      COMPENSATION    OTHER
POSITION                             YEAR      SALARY      BONUS (1)    AWARDS (2)  EARNINGS (3) COMPENSATION    TOTAL
                                                                                                     (4)
---------------------------------------------------------------------------------------------------------------------------

Lawrence I. Sills ................   2008   $  460,000   $  129,276   $   12,900   $     --     $   36,531   $  638,707
   Chief Executive Officer and       2007      450,000      247,313       13,980         --         43,447      754,740
   Chairman of the Board             2006      403,000      298,594       13,800         --         33,453      748,847

John P. Gethin ...................   2008   $  538,000   $  100,548   $   12,094   $        0   $   44,692   $  695,334
   President and                     2007      528,000      189,965       13,106      591,214       51,106    1,373,391
   Chief Operating Officer           2006      503,000      229,688       12,938      506,262       43,965    1,295,853

James J. Burke ...................   2008   $  438,000   $   84,389   $   12,094   $  132,600   $   35,212   $  702,295
    Vice President Finance and       2007      428,000      161,291       13,106      297,215       39,606      939,218
    Chief Financial Officer          2006      403,000      183,750       12,938            0       34,513      634,201

Carmine J. Broccole ..............   2008   $  308,000   $   47,490   $    8,063   $     --     $   22,282   $  385,835
    Vice President General Counsel   2007      288,000       91,456        8,738         --         24,053      412,247
    and Secretary                    2006      263,000      120,865       11,168         --         18,987      414,020

Dale Burks .......................   2008   $  303,000   $   54,772   $    8,063   $     --     $   15,630   $  381,465
   Vice President Temperature        2007      278,000       59,400        8,738         --         19,519      365,657
   Control Division                  2006      253,000      120,411       11,168         --         12,452      397,031


----------

     (1) The amounts in this column constitute annual cash bonus awards. Bonuses for 2008 will be paid in the fourth quarter of 2009. See the discussion in the "Compensation Discussion and Analysis" section above.

     (2) The amounts in this column represent the SFAS 123(R) compensation cost we recognized in 2008, 2007 and 2006 for the restricted stock awards. For a discussion of the valuation assumptions, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. See "Grants of Plan-Based Awards" and "Outstanding Equity Awards at Fiscal Year-End" sections for more information regarding our stock awards.

     (3) We do not pay "above market" interest on non-qualified deferred compensation; therefore, this column reflects pension accruals only. The amounts shown are attributable to the change in the actuarial present value of the accumulated benefit under our Supplemental SERP on a year-over-year basis. The change in actuarial present value of the accumulated benefit was (a) a decrease of $4,292,272 in 2008 for Mr. Gethin as he received a lump sum payout of $4,982,612 under the Supplemental SERP in July 2008, and (2) a decrease of $7,358 in 2006 for Mr. Burke. Messrs. Gethin and Burke are the only participants of the Supplemental SERP, but Mr. Gethin is no longer eligible to receive any future payments under the plan. See the discussion in the "Pension Benefits" section for more information.

     (4) The amounts in this column represent (a) car allowances for leased automobiles, (b) Company contributions to the 401(K) Capital Accumulation Plan/Profit Sharing Plan, ESOP and SERP programs on behalf of the Named Executive Officers (401(K) and SERP contributions will be paid in September 2009), and (c) Company payments for life insurance premiums. The amount attributable to each perquisite for each Named Executive Officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such officer.

         The following table sets forth certain information with respect to stock awards granted to the Named Executive Officers during 2008. The Company does not have any non-equity incentive award plans and therefore has omitted the corresponding columns.


                                            GRANTS OF PLAN-BASED AWARDS


                                                        ESTIMATED FUTURE PAYOUTS
                                                         UNDER EQUITY INCENTIVE                  ALL OTHER STOCK
                                                             PLAN AWARDS (1)                    AWARDS: NUMBER OF
                                 GRANT                                                          SHARES OF STOCK OR  GRANT DATE
                                 DATES  THRESHOLD (#)          TARGET (#)          MAXIMUM (#)    UNITS (#) (2)     FAIR VALUE
                                 -----  -------------          ----------          -----------    ---------         ----------
                                                                                                                        (3)

Lawrence I. Sills...............9/8/08       1,000                2,000               4,000          2,000             $12,900
                                9/8/08                                                                                  12,900

John P. Gethin..................9/8/08         938                1,875               3,750          1,875             $12,094
                                9/8/08                                                                                  12,094

James J. Burke..................9/8/08         938                1,875               3,750          1,875             $12,094
                                9/8/08                                                                                  12,094

Carmine J. Broccole.............9/8/08         625                1,250               2,500          1,250             $ 8,063
                                9/8/08                                                                                   8,063

Dale Burks......................9/8/08         625                1,250               2,500          1,250             $ 8,063
                                9/8/08                                                                                   8,063

 -----------------

     (1) These columns reflect threshold, target and maximum payout levels for performance share awards granted under our 2006 Omnibus Incentive Plan. The performance share awards have a three year vesting period and performance target goals relating to the Company's earnings before taxes measured at the end of a three year period. To the extent that the Company does not achieve the threshold level of earnings before taxes at the end of the measuring period, no performance shares will be issued. For 2008, no performance shares were issued, as the Company did not achieve its financial goals during the requisite measuring period. Holders of performance share awards are not entitled to stockholder rights, including voting rights or dividends. To the extent that an officer ceases to be an employee of the Company before the end of the vesting period, the entire performance share award shall be forfeited. Additional information regarding our 2006 Omnibus Incentive Plan is included in the "Compensation Discussion and Analysis" section above.

     (2) This column reflects the number of shares of restricted stock issued under our 2006 Omnibus Incentive Plan. Shares of restricted stock have a three year vesting period and are not entitled to dividends; however, holders of restricted stock are entitled to voting rights. To the extent that an officer ceases to be an employee of the Company before the end of the vesting period, the entire restricted stock award shall be forfeited. See related discussion in the "Compensation Discussion and Analysis" section above. These awards are also described in the "Outstanding Equity Awards at Fiscal Year-End" section below.

     (3) The SFAS 123(R) value of these awards is $6.45 per share as of the date of grant.

     The following table summarizes the equity awards that we have made to our Named Executive Officers which are outstanding as of December 31, 2008.


                                        OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

                                                    OPTION AWARDS                                      STOCK AWARDS (1)
                                  ---------------------------------------------------  --------------------------------------------
                                                                                                          EQUITY        EQUITY
                                                                                                          INCENTIVE   INCENTIVE
                                                                                                            PLAN        PLAN
                                                                                                           AWARDS:     AWARDS:
                                                                                                           NUMBER     MARKET OR
                                                                                                             OF        PAYOUT
                                                                                              MARKET      UNEARNED     VALUE OF
                                                                                             VALUE OF      SHARES,     UNEARNED
                                      NUMBER     NUMBER                            NUMBER    SHARES OR     UNITS OR    SHARES,
                                        OF        OF                              OF SHARES  UNITS OF       OTHER     UNITS OF
                                   SECURITIES  SECURITIES                         OR UNITS    STOCK         RIGHTS     OTHER
                                   UNDERLYING  UNDERLYING                         OF STOCK     THAT          THAT      RIGHTS
                                   UNEXERCISED UNEXERCISED  OPTION     OPTION    THAT HAVE     HAVE          HAVE     THAT HAVE
                                     OPTIONS     OPTIONS  EXERCISE   EXPIRATION     NOT         NOT           NOT       NOT
      NAME           GRANT DATE   EXERCISABLE UNEXERCISABLE PRICE       DATE       VESTED    VESTED(2)      VESTED    VESTED(2)
-----------------------------------------------------------------------------------------------------------------------------------
 Lawrence I. Sills     2/14/2003      6,667      0        $13.74(5)    2/14/2009       --          --          --          --
                       2/14/2003      6,667      0        $14.74(4)    2/14/2010       --          --          --          --
                       2/14/2003      6,666      0        $15.74(3)    2/14/2011       --          --          --          --
                       5/24/2004      6,250      0        $13.55(5)    5/24/2014       --          --          --          --
                       5/24/2004      6,250      0        $14.91(4)    5/24/2014       --          --          --          --
                       5/19/2005      6,250      0        $10.55(5)    5/19/2015       --          --          --          --
                       5/19/2005      6,250      0        $11.61(4)    5/19/2015       --          --          --          --
                       5/18/2006       --       --          --             --        2,000   $   6,920         --          --
                      10/25/2007       --       --          --             --        2,000   $   6,920       2,000     $6,920
                        9/8/2008       --       --          --             --        2,000   $   6,920       2,000     $6,920

John P. Gethin         2/14/2003      6,000      0        $13.74(5)    2/14/2009       --          --          --          --
                       2/14/2003      6,000      0        $14.74(4)    2/14/2010       --          --          --          --
                       4/14/2003      6,000      0        $15.74(3)    2/14/2011       --          --          --          --
                       5/24/2004      5,625      0        $13.55(5)    5/24/2014       --          --          --          --
                       5/24/2004      5,625      0        $14.91(4)    5/24/2014       --          --          --          --
                       5/19/2005      1,625      0        $10.55(5)    5/19/2015       --          --          --          --
                       5/19/2005      5,625      0        $11.61(4)    5/19/2015       --          --          --          --
                       5/18/2006       --       --          --             --        1,875   $   6,488         --          --
                      10/25/2007       --       --          --             --        1,875   $   6,488       1,875     $6,488
                        9/8/2008       --       --          --             --        1,875   $   6,488       1,875     $6,488

James J. Burke         2/14/2003      4,000      0        $13.74(5)    2/14/2009       --          --          --          --
                       2/14/2003      4,000      0        $14.74(4)    2/14/2010       --          --          --          --
                       2/14/2003      4,000      0        $15.74(3)    2/14/2011       --          --          --          --
                       5/24/2004      3,750      0        $13.55(5)    5/24/2014       --          --          --          --
                       5/24/2004      3,750      0        $14.91(4)    5/24/2014       --          --          --          --
                       5/19/2005      3,750      0        $10.55(5)    5/19/2015       --          --          --          --
                       5/19/2005      3,750      0        $11.61(4)    5/19/2015       --          --          --          --
                       5/18/2006       --       --          --             --        1,875   $   6,488         --          --
                      10/25/2007       --       --          --             --        1,875   $   6,488       1,875     $6,488
                        9/8/2008       --       --          --             --        1,875   $   6,488       1,875     $6,488

                                      -27-

                                                    OPTION AWARDS                                      STOCK AWARDS (1)
                                  ---------------------------------------------------  --------------------------------------------
                                                                                                          EQUITY        EQUITY
                                                                                                          INCENTIVE   INCENTIVE
                                                                                                            PLAN        PLAN
                                                                                                           AWARDS:     AWARDS:
                                                                                                           NUMBER     MARKET OR
                                                                                                             OF        PAYOUT
                                                                                              MARKET      UNEARNED     VALUE OF
                                                                                             VALUE OF      SHARES,     UNEARNED
                                      NUMBER     NUMBER                            NUMBER    SHARES OR     UNITS OR    SHARES,
                                        OF        OF                              OF SHARES  UNITS OF       OTHER     UNITS OF
                                   SECURITIES  SECURITIES                         OR UNITS    STOCK         RIGHTS     OTHER
                                   UNDERLYING  UNDERLYING                         OF STOCK     THAT          THAT      RIGHTS
                                   UNEXERCISED UNEXERCISED  OPTION     OPTION    THAT HAVE     HAVE          HAVE     THAT HAVE
                                     OPTIONS     OPTIONS  EXERCISE   EXPIRATION     NOT         NOT           NOT       NOT
      NAME           GRANT DATE   EXERCISABLE UNEXERCISABLE PRICE       DATE       VESTED    VESTED(2)      VESTED    VESTED(2)
-----------------------------------------------------------------------------------------------------------------------------------


Carmine J. Broccole    5/19/2005      1,500      0        $10.55(5)    5/19/2015       --          --          --          --
                       5/19/2005      1,500      0        $11.61(4)    5/19/2015       --          --          --          --
                       5/18/2006       --       --          --             --          500   $   1,730         --          --
                        9/1/2006       --       --          --             --          750   $   2,595         --          --
                      10/25/2007       --       --          --             --        1,250   $   4,325       1,250     $4,325
                        9/8/2008       --       --          --             --        1,250   $   4,325       1,250     $4,325

Dale Burks             2/14/2003      1,600      0        $13.74(5)    2/14/2009       --          --          --          --
                       2/14/2003      1,600      0        $14.74(4)    2/14/2010       --          --          --          --
                       2/14/2003      1,600      0        $15.74(3)    2/14/2011       --          --          --          --
                       5/24/2004      3,750      0        $13.55(5)    5/24/2014       --          --          --          --
                       5/24/2004      3,750      0        $14.91(4)    5/19/2014       --          --          --          --
                       5/19/2005      3,750      0        $10.55(5)    5/19/2015       --          --          --          --
                       5/19/2005      3,750      0        $11.61(4)    5/19/2015       --          --          --          --
                       5/18/2006       --       --          --             --          500   $   1,730        --           --
                        9/1/2006       --       --          --             --          750   $   2,595        --           --
                      10/25/2007       --       --          --             --        1,250   $   4,325       1,250     $4,325
                        9/8/2008       --       --          --             --        1,250   $   4,325       1,250     $4,325

 -----------------

     (1) Shares of restricted stock vest on the third anniversary of the date of grant. Performance shares vest on the third anniversary of the date of grant, provided that certain performance goals have been met at the end of the three year measuring period. For 2008, no performance shares were issued, as the Company did not achieve its financial goals during the requisite measuring period. Please refer to the "Compensation Discussion and Analysis" section above for additional information regarding equity awards granted under our 2006 Omnibus Incentive Plan.

     (2) The market value is based on the closing price of the Company's Common Stock of $3.46 per share as of December 31, 2008 (the last trading day of 2008).

     (3) These options vest on the third anniversary of the date of grant.

     (4) These options vest on the second anniversary of the date of grant.

     (5) These options vest on the first anniversary of the date of grant.

         The following table provides additional information relating to option exercises and award vesting by our Named Executive Officers on option award exercises during the year ended December 31, 2008.


                                         OPTION EXERCISES AND STOCK VESTED


                                        OPTION AWARDS                     STOCK AWARDS
                                   -------------------------------   ------------------------------

                                     NUMBER OF                         NUMBER OF
                                       SHARES                            SHARES           VALUE
                                    ACQUIRED ON     VALUE REALIZED    ACQUIRED ON       REALIZED
 NAME                                EXERCISE        ON EXERCISE        VESTING        ON VESTING
------                               --------        -----------        -------        ----------


Lawrence I. Sills ..................   --                  --               --            --

John P. Gethin .....................   --                  --               --            --

James J. Burke .....................   --                  --               --            --

Carmine J. Broccole ................   --                  --               --            --

Dale Burks .........................   --                  --               --            --

         The following table shows the present value of accumulated benefits payable to each of our Named Executive Officers, including the number of years of service credited to each Named Executive Officer, under our Supplemental SERP as of December 31, 2008.

                                                 PENSION BENEFITS

                                                         NUMBER OF YEARS
                                                             CREDITED          PRESENT VALUE OF        PAYMENTS DURING
NAME                                PLAN NAME (1)          SERVICES (2)     ACCUMULATED BENEFIT (3)  LAST FISCAL YEAR (4)
----                                ---------              --------         -------------------      ----------------

Lawrence I. Sills..............           -                     -                        -                     -

John P. Gethin.................   Supplemental SERP             13                  $    0                 $4,982,612

James J. Burke.................   Supplemental SERP             29               1,797,435                     0

Carmine J. Broccole............           -                     -                        -                     -

Dale Burks.....................           -                     -                        -                     -

 -----------------

(1) The Supplemental SERP is an unfunded supplemental retirement program for eligible employees. The Supplemental SERP provides that, upon attainment of a participant's normal retirement age (i.e., 60 years of age), the participant shall be entitled to 50% of such participant's highest average annual base salary plus bonus in three of the last five years of service. If a participant terminates his employment voluntarily prior to age 60 or is terminated for cause, such participant will forfeit his benefits under the Supplemental SERP. Please refer to the "Compensation Discussion and Analysis" section above and the "Severance and Change of Control Arrangements" section below for additional information regarding our Supplemental SERP.

(2) The number of years of credited service reflects the Named Executive Officer's actual service with us. We do not credit additional years of service under the Supplemental SERP, other than as may be required under the respective Severance Compensation Agreements with Messrs. Gethin and Burke. See "Severance and Change of Control Arrangements" section for additional information regarding the Severance Compensation Agreement.

(3) The amounts reflected in this column represent the benefit the Named Executive Officer has accrued based upon his salary and the number of years of credited service as of December 31, 2008.

(4)    In July 2008, Mr. Gethin received his full payout under the Supplemental
       SERP.

       The following table shows the aggregate earnings and balances for each of our Named Executive Officers under our Supplemental Executive Retirement Plan as of December 31, 2008.


                                        NONQUALIFIED DEFERRED COMPENSATION

                                     EXECUTIVE     REGISTRANT      AGGREGATE       AGGREGATE         AGGREGATE
                                   CONTRIBUTIONS  CONTRIBUTIONS    EARNINGS       WITHDRAWALS/        BALANCE
NAME                               IN LAST FY (1)IN LAST FY (2) IN LAST FY (3)    DISTRIBUTION      AT LAST FYE
----                               ----------    ----------     ----------        ------------      -----------


Lawrence I. Sills..................  $ 247,313     $ 16,799   $(1,076,189)             $ -        $ 2,363,019

John P. Gethin.....................          -       17,270      (227,127)               -            509,821

James J. Burke.....................          -       12,971       (70,772)               -            166,900

Carmine J. Broccole................          -        6,042        (1,933)               -              9,798

Dale Burks.........................          -        4,741       (12,379)               -             35,550

 -----------------

(1) The Supplemental Executive Retirement Plan contributions were based on the officer's deferral election and were reported under the "Salary" and "Bonus" amounts shown in the Summary Compensation Table for 2007. Please refer to the "Compensation Discussion and Analysis" section above and the "Severance and Change of Control Arrangements" section below for additional information regarding our Supplemental Executive Retirement Plan.

(2) The amounts shown in this column are reflected in the Summary Compensation Table as part of the "All Other Compensation" amount for 2008.

(3) Earnings are not above market and therefore are not reportable in the Summary Compensation Table.

                      EQUITY COMPENSATION PLAN INFORMATION

       The following table presents a summary of shares of Company Common Stock that may be issued under our existing equity plans.



                                            NUMBER OF SECURITIES TO      WEIGHTED AVERAGE      NUMBER OF SECURITIES
                                            BE ISSUED UPON EXERCISE     EXERCISE PRICE OF       REMAINING AVAILABLE
                                            OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,     FOR FUTURE ISSUANCE
                                              WARRANTS AND RIGHTS      WARRANTS AND RIGHTS         UNDER EQUITY
PLAN CATEGORY                                                                                   COMPENSATION PLANS
-------------                               -----------------------    -------------------     ---------------------

Equity compensation plans approved by             796,598 (2)                 $13.44                  419,225
security holders (1)....................

Equity compensation plans not
approved by security holders............              --                        --                       --
                                                  -------                     ------                  -------
All plans...............................          796,598 (2)                 $13.44                  419,225
                                                  =======                     ======                  =======

 -----------------

(1) Represents shares of the Company's Common Stock issued or issuable (a) under the 2006 Omnibus Incentive Plan and (b) upon exercise of options outstanding under our 1994 Omnibus Stock Option Plan, 1996 Independent Outside Directors' Stock Option Plan, 2004 Omnibus Stock Option Plan and 2004 Independent Outside Directors' Stock Option Plan.

(2) This amount includes options to purchase 515,823 shares of the Company's Common Stock issuable under our several stock option plans and 280,775 shares of restricted stock and performance shares issued or issuable under our 2006 Omnibus Incentive Plan. Since the restricted stock and performance shares have no exercise price, they are not included in the weighted average exercise price calculation in the table above.

                  SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

SEVERANCE COMPENSATION AGREEMENTS

         In December 2001, the Company entered into Severance Compensation Agreements with each of John P. Gethin and James J. Burke. The agreements provide that if a change in control of the Company occurs and, within 12 months thereafter, the executive's employment is terminated by the Company without cause or by the executive for certain specific reasons, then the executive will receive severance payments and certain other benefits. The specific reasons which allow the executive to resign and receive the benefits are: (1) a reduction or change in status, position or reporting responsibility; (2) a reduction in the executive's annual rate of base salary; and (3) relocation of more than 15 miles from the Company's current office.

         If the executive resigns for one of the specific reasons, or is terminated without cause, the executive will be entitled to receive: (1) a severance payment equal to three times his base salary plus standard bonus, payable over a two year period on a pro rata, semi-monthly basis; (2) continued participation for a period of thirty six months in group medical, dental and/or life insurance plans; (3) an immediate three years of additional service credit for all purposes under the Company's Supplemental Compensation Plan and any other applicable welfare plans; (4) exclusive use of a company automobile for the duration of the lease then in effect; (5) outplacement services; and (6) accelerated vesting of any unvested options.

         For purposes of these agreements, a change in control of the Company means the occurrence of any of the following events: (1) a sale of all or substantially all of the assets of the Company to any person or group other than certain designated individuals; (2) any person or group, other than certain designated individuals, become the beneficial owner or owners of more than 50 percent of the total voting stock of the Company, including by way of merger, consolidation or otherwise; or (3) Lawrence I. Sills ceases to be the Chairman of the Board or the Chief Executive Officer of the Company.

RETENTION BONUS AND INSURANCE AGREEMENTS

         In December 2006, the Company entered into Retention Bonus and Insurance Agreements with each of John P. Gethin and James J. Burke. The agreements provide among other things: (1) agreement by each officer to remain an employee of the Company for a term of not less than three additional years after such officer reaches the age of 60 (the "Extension Period"); (2) additional compensation to each officer comprised of one year's salary plus any applicable bonus at par payable in a lump sum; and (3) extension of the life insurance policies for each of the officers during the Extension Period. The bonus payable under these agreements would be forfeited in the event that the officer's employment is terminated for any reason, other than a disability, in which case the officer shall be entitled to a pro rata bonus calculated as provided in the respective agreement.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)

         The Company has established a Supplemental Executive Retirement Plan
(SERP) for our executive officers and other eligible employees. The purpose of this plan is to enable the Company to supplement the benefits under the Company's 401(K) Capital Accumulation Plan/Profit Sharing Plan as well as to provide a means whereby certain amounts payable by the Company to our executive officers may be deferred to some future period. To the extent that an eligible employee retires or is terminated, their accounts in the SERP shall be paid either in a lump sum or over a period not to exceed ten years, at the election of the employee. In the event of a change of control of the Company, the Company shall, as soon as possible, but in no event longer than 60 days following the change of control event, make an irrevocable contribution to the trust account in the amount that is sufficient to pay each SERP participant or beneficiary the benefits to which SERP participants or their beneficiaries would be entitled pursuant to the terms of the SERP as of the date on which the change of control event occurred. Upon a change of control event, each participant's account shall be fully vested.

SUPPLEMENTAL SERP

         The Company currently maintains a Supplemental SERP for James Burke. John Gethin was a participant for the Supplemental SERP but received all payments ($4,982,612) due to him under such plan in July 2008. The Supplemental SERP provides that, upon attainment of a participant's normal retirement age (i.e., 60 years of age), the participant shall be entitled to 50% of such participant's highest average annual base salary plus bonus in three of the last five years of service. If a participant terminates his employment voluntarily prior to age 60 or is terminated for cause, such participant will forfeit his benefits under the Supplemental SERP. The benefits under the Supplemental SERP are in addition to benefits payable to participants under the Company's 401(K) Capital Accumulation Plan/Profit Sharing Plan and SERP. Benefits under the Supplemental SERP will be paid from general corporate funds in the form of a lump sum and are not subject to any deduction for Social Security or other offset amounts.

RETIREE MEDICAL BENEFITS

         The Company has established a company-funded health reimbursement account for eligible retirees. The health reimbursement account replaces a prior retiree medical benefit plan. Lawrence I. Sills, James J. Burke and Dale Burks are the only executive officers eligible to receive benefits under this program.

2006 OMNIBUS INCENTIVE PLAN

         As previously discussed in the "Compensation Discussion and Analysis" section above, we granted our Named Executive Officers shares of restricted stock. Under the terms of the 2006 Omnibus Incentive Plan, any unvested shares of restricted stock shall immediately vest upon death, retirement at or after the age of 65, total disability, or upon a change in control of the Company. For purposes of the Incentive Plan, a "change of control" means any of the following events:

     (a) Any person, other than certain designated persons, becomes the beneficial ownership of 20% or more of the total voting stock of the Company;

     (b) Individuals who constitute the Board as of May 15, 2008 cease for any reason to constitute at least a majority of the Board, other than in certain circumstances;

     (c) Consummation of a reorganization, merger, or consolidation of the Company or a sale or other disposition of all or substantially all of the assets of the Company, in each case unless, (i) the beneficial owners of the Company before such event hold less than 50% of the voting stock after such event; (ii) no person beneficially owns, directly or indirectly, 20% or more of the total voting stock of the successor entity, except to the extent that such ownership existed prior to the business combination; and (iii) at least a majority of the members of the board of directors of the successor entity were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such business combination; or

     (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         Based upon a hypothetical termination date of December 31, 2008, the severance, termination, retirement or change of control benefits for our Named Executive Officers would have been as follows:


                         ESTIMATED BENEFITS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL

                          SEVERANCE                                                  EARLY
                         COMPENSATION    RETENTION                 SUPPLEMENTAL   VESTING OF
                          AGREEMENT      AGREEMENT      SERP           SERP       RESTRICTED
NAME                      AMOUNT (1)    AMOUNT (2)   AMOUNT (3)     AMOUNT (4)     STOCK (5)   OTHER (6)     TOTAL
----                      ------        ------       ------         ------         -----       -----         -----

Lawrence I. Sills....            --             --   $2,363,019             --      $ 20,760   $ 72,762   $ 2,456,541
John P. Gethin.......   $ 2,454,000            $ 0      509,821          $    0       19,463     94,156     3,077,440
James J. Burke.......     2,019,000              0      166,900       1,797,435       19,463    110,903     4,113,701
Carmine J. Broccole..            --             --        9,798             --        12,975        --         22,773
Dale Burks...........            --             --       35,550             --        12,975     32,509        81,034

-----------------

(1) This amount represents three times the sum of the executive officer's 2008 base salary and standard bonus.

(2) Neither Messrs. Gethin nor Burke are entitled to any payments under this agreement at December 31, 2008.

(3)  This amount represents the payouts under the SERP.

(4) This amount represents the payouts under the Supplemental SERP, inclusive of the benefit of any additional service credit provided under the Severance Compensation Agreement. In July 2008, Mr. Gethin received his full payout under the Supplemental SERP.

(5)  The value of restricted stock on December 31, 2008 is $3.46 per share.

(6)  For Messrs. Gethin and Burke, this amount represents Company payments for
     (a) group medical, dental and/or life insurance plans for a 36 month period, (b) use of a company automobile for the duration of the lease then in effect, and (c) the cost of outplacement services, pursuant to the terms of the Severance Compensation Agreement. In addition, Messrs. Sills, Burke and Burks are entitled to post-retirement medical benefits, the present value of such amounts are included above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Our Board has adopted a written policy relating to the review, approval or ratification of "related-person transactions" between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. The Company's policies and procedures apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

         Our policy requires that all related party transactions be disclosed to the Nominating and Corporate Governance Committee (with respect to Directors) or the Audit Committee (with respect to officers). The applicable Committee then reviews the material facts of such related party transactions and either approves or disapproves of the entry into or ratifies the related party transaction. In determining whether to approve or ratify a related party transaction, the Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction. In addition, our policy provides that any related party transaction may be consummated or continue if (1) the transaction is approved by the disinterested members of the Board of Directors or (2) the transaction involves compensation approved by the Company's Compensation and Management Development Committee. No Director shall participate in any discussion or approval of a transaction for which he or she is the related party.

         In 2008, there was one related-person transaction under the relevant standards. Eric Sills, our Vice President Engine Management Division, is the son of our Chairman and Chief Executive Officer, Lawrence I. Sills, and is the nephew of our Directors, Arthur S. Sills and Peter J. Sills. Eric Sills received total compensation of $287,648 for 2008, calculated in the same manner as in the Summary Compensation Table (Base Salary: $223,000; Bonus: $34,650; Stock Awards:
$8,063; All Other Compensation: $21,935). The Compensation and Management Development Committee reviewed and approved of this compensation arrangement.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is comprised of six directors who are "independent" as defined under the listing standards of the New York Stock Exchange. The Committee met five times in 2008 and operates under a written charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

         The Committee also reviewed with Grant Thornton LLP, the Company's independent registered public accounting firm, that is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting, and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380). In addition, the Committee discussed with Grant Thornton the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence.

         The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

         AUDIT COMMITTEE

         William H. Turner, Chairman        Robert M. Gerrity
         Pamela Forbes Lieberman            Frederick D. Sturdivant
         Richard S. Ward                    Roger M. Widmann


                STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

         To be considered for inclusion in next year's Proxy Statement pursuant to the provisions of Rule 14a-8 of the Exchange Act, stockholder proposals must be received at the Company's offices no later than the close of business on December 21, 2009. Proposals should be addressed to Carmine J. Broccole, Secretary, Standard Motor Products, Inc., 37-18 Northern Blvd., Long Island City, New York 11101.

         For any stockholder proposal that is not submitted for inclusion in the next year's Proxy Statement, but is instead sought to be presented directly at the 2010 Annual Meeting, rules of the Securities and Exchange Commission permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before close of business on March 7, 2010, and advises stockholders in the 2010 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on March 7, 2010. Notice of intention to present proposals at the 2010 Annual Meeting should be addressed to Carmine J. Broccole, Secretary, Standard Motor Products, Inc., 37-18 Northern Blvd., Long Island City, New York 11101.

                                    FORM 10-K

         THE COMPANY'S 2008 ANNUAL REPORT HAS BEEN MAILED TO STOCKHOLDERS. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008 IS INCLUDED IN THE 2008 ANNUAL REPORT AND WILL ALSO BE FURNISHED TO ANY STOCKHOLDER WHO REQUESTS THE SAME FREE OF CHARGE (EXCEPT FOR EXHIBITS THERETO FOR WHICH A NOMINAL FEE COVERING REPRODUCTION AND MAILING EXPENSES WILL BE CHARGED). REQUESTS SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT 37-18 NORTHERN BLVD., LONG ISLAND CITY, NY 11101. THE 2008 ANNUAL REPORT IS ALSO AVAILABLE AT OUR WEBSITE AT WWW.SMPCORP.COM/MAIN/FINANCEINFO.ASPX.

                                  OTHER MATTERS

         On the date this Proxy Statement went to press, management knew of no other business that will be presented for action at the Annual Meeting. In the event that any other business should come before the Annual Meeting, it is the intention of the proxy holders named in the proxy card to take such action as shall be in accordance with their best judgment.

                                   By Order of the Board of Directors

                                  /s/ Carmine J. Broccole
                                  --------------------------
                                  Carmine J. Broccole
                                  VICE PRESIDENT GENERAL COUNSEL
                                  AND SECRETARY

Dated: April 21, 2009

 [X]     PLEASE MARK VOTES
         AS IN THIS EXAMPLE

                          STANDARD MOTOR PRODUCTS, INC.

                                 REVOCABLE PROXY

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2009

The undersigned stockholder of STANDARD MOTOR PRODUCTS, INC. (the "Company") hereby appoints LAWRENCE I. SILLS, JOHN P. GETHIN and JAMES J. BURKE, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote as designated on this Proxy, all of the shares of the Company's Common Stock held of record by the undersigned on April 10, 2009 at the Annual Meeting of Stockholders of the Company to be held on May 21, 2009, or at any adjournment thereof.

Directors recommend a vote FOR all the nominees and FOR Proposal 2.

                                     COMMON
1.       Election of Directors

  FOR ELECTION OF ALL       WITHHOLD VOTE FOR ALL         FOR ALL EXCEPT
       NOMINEES                   NOMINEES
         [--]                       [--]                       [--]

ROBERT M. GERRITY, PAMELA FORBES LIEBERMAN, ARTHUR S. SILLS, LAWRENCE I. SILLS, PETER J. SILLS, FREDERICK D. STURDIVANT, WILLIAM H. TURNER, RICHARD S. WARD AND ROGER M. WIDMANN

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), MARK "FOR ALL EXCEPT" AND WRITE THE NAME OF SUCH NOMINEE(S) IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------




2. Proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

          FOR                      AGAINST                   ABSTAIN
         [--]                       [--]                       [--]

          Note: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

          THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES NAMED ABOVE AND "FOR" PROPOSAL 2. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Please be sure to sign and date this Proxy in the box below.

                Date



                Stockholder sign above              Co-Owner (if any) sign above



    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                          STANDARD MOTOR PRODUCTS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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A COPY OF THE COMPANY'S PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT
WWW.SMPCORP.COM/MAIN/FINANCEINFO.ASPX.